Exhibit 99.1

GCI REPORTS SECOND QUARTER 2014 FINANCIAL RESULTS
Consolidated Revenues of $224 million, Adjusted EBITDA of $84 million
August 6, 2014, Anchorage AK - General Communication, Inc. (“GCI”) (NASDAQ:GNCMA) today reported performance for the second quarter of 2014, with consolidated revenues of $224 million, adjusted EBITDA of $84 million, and net income of $8 million or $0.20 per share.
Consolidated revenues of $224 million increased four percent on a sequential basis and increased eighteen percent on a year-over-year basis. Adjusted EBITDA of $84 million represented a 13 percent increase on a sequential basis and a 36 percent increase on a year-over-year basis.
On a year to date basis, consolidated revenues were $441 million, representing a 17 percent increase over the same period in 2013. Adjusted EBITDA was $159 million, a 32 percent increase over the same period last year. Net income was $10 million or $0.25 per share, a 38 percent and a 39 percent increase over the same period last year, respectively.
“The first half of 2014 has been a period of solid performance, especially with wireless and data services,” said Ron Duncan, GCI president and chief executive officer. “As we look forward to the remainder of 2014, our challenge is to build on the success of the first half and continue to execute to plan.”
Important Notes
It should be noted that both Wireless and Wireline segment results are materially affected by The Alaska Wireless Network (“AWN”) transaction, which was effective July 23, 2013.
Operating Highlights
Wireless:
The Wireless segment, reflecting the results of AWN, posted revenues of $69 million, an 11 percent increase on a sequential basis, and a 95 percent increase on a year-over-year basis, reflecting the results of the AWN transaction. Wireless adjusted EBITDA for the period was $40 million, reflecting a six percent increase on a sequential basis and a 182 percent increase on a year-over-year basis. When the sequential growth is compared to a pro forma adjusted EBITDA, with a normalized effect of handset subsidies, as was reported last quarter, the normalized growth was 24 percent. This strong increase is a result of seasonal increases in roaming, as well as increased demand for backhaul services.
For the second quarter of 2014, the revenue detail was as follows:

($ millions)	2Q 2014	2Q 2013	1Q 2014
Wholesale Wireless	25	15	25
Roaming and Backhaul	30	13	25
USF Support	14	8	13
Total Wireless Revenue	69	36	63

Wireline:

The Wireline segment posted revenues of $155 million, a one percent increase on a sequential basis and on a year-over-year basis. Adjusted EBITDA for the segment was $44 million, representing a 20 percent increase on a sequential basis, and an eight percent decline on a year-over-year basis. When the sequential growth is normalized for handset subsidies, the growth was five percent. The year-over-year decline is due primarily to increases in Selling, General and Administrative expenses (SG&A), partially offset by the revenue increases discussed below. Within SG&A, the primary drivers of the increase are increased labor costs as well as increased health care costs.
Wireline - Consumer:

Consumer revenues for the second quarter of 2014 were $69 million, a slight decline on a sequential basis and a slight increase on a year-over-year basis. Growth in the revenues for the quarter has been driven by video set top boxes, data average revenue per subscriber (ARPU), and non-Lifeline wireless subscribers, but has been offset by seasonal losses overall in cable modem and video subscribers. Revenue was also lower due to a wireless promotion during the quarter that reduced activation fees received and credited newly activated customers $100.

Wireline - Business Services:
Business Services revenues for the second quarter of 2014 were $55 million, a five percent increase on a sequential basis and a three percent decline on a year-over-year basis. The sequential growth for the quarter in this customer segment has been driven by seasonal increases in hotel video and increased demand for data transport and storage. On a year-over-year basis, the reduction in revenue is largely attributable to lower Professional Services revenue, which were particularly strong in the second quarter of 2013.
Data revenues can be better understood by the following detail:

($ millions)	2Q 2014	2Q 2013	1Q 2014
Data Transport and Storage	25	22	24
Professional Services	11	17	11
Total Data Revenue	36	39	35

Wireline - Managed Broadband:
Managed Broadband revenues for the second quarter of 2014 were $31 million, a slight decline sequentially, and a seven percent increase on a year-over-year basis. The strong performance is attributable to continued demand in the School Access and Telehealth programs, as well as positive momentum in the regulated business.
Accomplishments and Milestones

•	GCI became the first Alaska carrier to provide a Lifeline service plan that includes data.

•	GCI’s premiere data service, re:D, had its speed increased to 200 Mbps, and was launched in two additional markets.

•	On the video front, GCI strengthened its customer offerings with video on demand (VOD) launches in three new markets, and an expansion of fourteen new networks on GCI GO (TV Anywhere access).

•	Also on the video front, GCI is one of the first carriers in the U.S. to launch the Netflix app on TiVo.

•
On July 28th, the Company announced the acquisition of three CBS broadcast stations in Southeast Alaska, KXLJ in Juneau, KTNL in Sitka, and KUBD in Ketchikan. Through its subsidiary, Denali Media Holdings, the Company now owns CBS and NBC affiliates in Southeast Alaska and the CBS affiliate KTVA-TV in Anchorage.

Guidance

The Company previously provided guidance of annual consolidated revenues in the range of $910 million to $930 million, and adjusted EBITDA in the range of $285 million to $305 million. On a revenue perspective, the first half performance was weaker than expected, and the Company is revising the range downward to $880 million to $900 million. For earnings as measured by adjusted EBITDA, however, the strong performance in the first two quarters implies that the high end of the range is most likely.
With respect to capital expenditures, our cash expenditures for property and equipment have totaled $81 million year to date, which includes $19 million for the purchase of real estate, or $62 million in core cash capital expenditures. At this time, the Company is continuing its guidance for 2014 core cash capital expenditures of approximately $170 million.
The Company will hold a conference call to discuss the quarter’s results on Thursday, August 7th, at 2:00 p.m. (Eastern). To access the call, call the conference operator between 1:50-2:00 p.m. (Eastern) at 888-942-9537 (International callers should dial +1-517-308-9456) and identify your call as “GCI”. In addition to dial-up access, GCI will make available net conferencing. To access the call via net conference, log on to gci.com and follow the instructions. A replay of the call will be available for 72-hours by dialing 800-839-2291, access code 7461 (International callers should dial +1-402-998-1194).
About GCI
GCI is the largest Alaska-based and -operated, integrated telecommunications provider, offering voice, data, and video services statewide. Learn more about GCI at www.gci.com/about.
Forward Looking Statement Disclosure
The foregoing contains forward-looking statements regarding GCI’s expected results that are based on management’s expectations as well as on a number of assumptions concerning future events. Actual results might differ materially from those projected in the forward looking statements due to uncertainties and other factors, many of which are outside GCI’s control. Additional information concerning factors that could cause actual results to differ materially from those in the forward looking statements is contained in GCI’s cautionary statement sections on Forms 10-K and 10-Q filed with the Securities and Exchange Commission.
# # #

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands)
	June 30,	December 31,
ASSETS	2014	2013
Current assets:
Cash and cash equivalents	$82,329	44,971

Receivables (including $33,200 and $28,000 from a related party at June 30, 2014 and December 31, 2013, respectively)	203,550	228,372
Less allowance for doubtful receivables	3,052	2,346
Net receivables	200,498	226,026

Deferred income taxes	44,600	39,753
Prepaid expenses	12,713	7,725
Inventories	8,377	10,347
Other current assets	166	230
Total current assets	348,683	329,052

Property and equipment in service, net of depreciation	985,260	969,578
Construction in progress	89,351	87,476
Net property and equipment	1,074,611	1,057,054

Goodwill	229,043	219,041
Cable certificates	191,635	191,635
Wireless licenses	86,347	91,400
Other intangible assets, net of amortization	64,526	71,435
Deferred loan and senior notes costs, net of amortization of $7,607 and $6,545 at June 30, 2014 and December 31, 2013, respectively	11,341	12,129
Other assets	54,958	40,061
Total other assets	637,850	625,701
Total assets	$2,061,144	2,011,807

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Continued)
(Amounts in thousands)
	June 30,	December 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY	2014	2013
Current liabilities:
Current maturities of obligations under long-term debt and capital leases	$10,681	9,301
Accounts payable (including $10,900 and $11,200 to a related party at June 30, 2014 and December 31, 2013, respectively)	57,138	65,095
Deferred revenue	30,946	27,586
Accrued payroll and payroll related obligations	25,516	29,855
Accrued liabilities	16,995	14,359
Accrued interest	6,704	7,088
Subscriber deposits	1,138	1,326
Total current liabilities	149,118	154,610

Long-term debt, net	1,082,990	1,045,144
Obligations under capital leases, excluding current maturities	70,609	66,261
Obligation under capital lease due to related party, excluding current maturity	1,870	1,880
Deferred income taxes	166,665	161,476
Long-term deferred revenue	86,552	88,259
Other liabilities	37,879	36,823
Total liabilities	1,595,683	1,554,453

Commitments and contingencies
Stockholders’ equity:
Common stock (no par):
Class A. Authorized 100,000 shares; issued 38,455 and 37,299 shares at June 30, 2014 and December 31, 2013, respectively; outstanding 38,429 and 37,209 shares at June 30, 2014 and December 31, 2013, respectively	12,801	11,467
Class B. Authorized 10,000 shares; issued and outstanding 3,162 and 3,165 shares at June 30, 2014 and December 31, 2013, respectively; convertible on a share-per-share basis into Class A common stock	2,670	2,673
Less cost of 26 and 90 Class A common shares held in treasury at June 30, 2014 and December 31, 2013, respectively	(249)	(866)
Paid-in capital	29,260	26,880
Retained earnings	127,266	116,990
Total General Communication, Inc. stockholders' equity	171,748	157,144
Non-controlling interests	293,713	300,210
Total stockholders’ equity	465,461	457,354
Total liabilities and stockholders’ equity	$2,061,144	2,011,807

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Amounts in thousands, except per share amounts)	2014	2013	2014	2013
Revenues:
Non-related party	$210,236	189,661	410,739	375,877
Related party	14,163	—	29,943	—
Total revenues	224,399	189,661	440,682	375,877

Cost of goods sold (exclusive of depreciation and amortization shown separately below):
Non-related party	69,707	65,699	138,850	130,309
Related party	2,675	—	5,306	—
Total cost of goods sold	72,382	65,699	144,156	130,309

Selling, general and administrative expenses:
Non-related party	68,685	63,871	139,427	128,418
Related party	1,132	—	2,282	—
Total selling, general and administrative expenses	69,817	63,871	141,709	128,418

Depreciation and amortization expense	43,786	34,396	86,138	68,395
Operating income	38,414	25,695	68,679	48,755

Other expense:
Interest expense (including amortization of deferred loan fees)	(18,170)	(17,527)	(36,381)	(34,431)
Other	(1,049)	53	(1,146)	53
Other expense	(19,219)	(17,474)	(37,527)	(34,378)
Income before income tax expense	19,195	8,221	31,152	14,377
Income tax expense	(127)	(4,158)	(342)	(7,187)

Net income	19,068	4,063	30,810	7,190
Net income (loss) attributable to non-controlling interests	10,913	(117)	20,534	(234)
Net income attributable to General Communication, Inc.	$8,155	4,180	10,276	7,424
Basic net income attributable to General Communication, Inc. common stockholders per Class A common share	$0.20	0.10	0.25	0.18
Basic net income attributable to General Communication, Inc. common stockholders per Class B common share	$0.20	0.10	0.25	0.18
Diluted net income attributable to General Communication, Inc. common stockholders per Class A common share	$0.20	0.10	0.25	0.18
Diluted net income attributable to General Communication, Inc. common stockholders per Class B common share	$0.20	0.10	0.25	0.18
Common shares used to calculate Class A basic EPS	38,383	37,979	38,186	38,117
Common shares used to calculate Class A diluted EPS	41,693	41,365	41,495	41,542

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)
(Amounts in thousands)
	Second Quarter 2014			Second Quarter 2013
	Wireless	Wireline		Wireless	Wireline
	Segment	Segment	Total	Segment	Segment	Total
Revenues
Wireless	$69,397	7,149	76,546	35,559	7,944	43,503
Data	—	88,475	88,475	—	87,177	87,177
Video	—	34,478	34,478	—	31,207	31,207
Voice	—	24,900	24,900	—	27,774	27,774
Total	69,397	155,002	224,399	35,559	154,102	189,661

Cost of goods sold	23,500	48,882	72,382	16,573	49,126	65,699

Contribution	45,897	106,120	152,017	18,986	104,976	123,962

Less SG&A	5,894	63,923	69,817	4,652	59,219	63,871
Less (plus) other expense	—	1,052	1,052	—	(49)	(49)
EBITDA	40,003	41,145	81,148	14,334	45,806	60,140

Share-based compensation	—	2,193	2,193	(104)	1,751	1,647
Accretion	171	130	301	43	112	155
Other	—	829	829	—	197	197
Adjusted EBITDA	$40,174	44,297	84,471	14,273	47,866	62,139

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)
(Amounts in thousands)
	Second Quarter 2014			First Quarter 2014
	Wireless	Wireline		Wireless	Wireline
	Segment	Segment	Total	Segment	Segment	Total
Revenues
Wireless	$69,397	7,149	76,546	62,517	8,236	70,753
Data	—	88,475	88,475	—	87,613	87,613
Video	—	34,478	34,478	—	32,401	32,401
Voice	—	24,900	24,900	—	25,516	25,516
Total	69,397	155,002	224,399	62,517	153,766	216,283

Cost of goods sold	23,500	48,882	72,382	18,713	53,061	71,774

Contribution	45,897	106,120	152,017	43,804	100,705	144,509

Less SG&A	5,894	63,923	69,817	5,958	65,934	71,892
Less other expense	—	1,052	1,052	—	97	97
EBITDA	40,003	41,145	81,148	37,846	34,674	72,520

Share-based compensation	—	2,193	2,193	—	1,778	1,778
Accretion	171	130	301	176	125	301
Other	—	829	829	—	198	198
Adjusted EBITDA	$40,174	44,297	84,471	38,022	36,775	74,797

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)
(Amounts in thousands)
	Six Months Ended June 30, 2014			Six Months Ended June 30, 2013
	Wireless	Wireline		Wireless	Wireline
	Segment	Segment	Total	Segment	Segment	Total
Revenues
Wireless	$131,914	15,385	147,299	69,396	15,169	84,565
Data	—	176,088	176,088	—	174,049	174,049
Video	—	66,879	66,879	—	62,293	62,293
Voice	—	50,416	50,416	—	54,970	54,970
Total	131,914	308,768	440,682	69,396	306,481	375,877

Cost of goods sold	42,213	101,943	144,156	30,985	99,324	130,309

Contribution	89,701	206,825	296,526	38,411	207,157	245,568

Less SG&A	11,852	129,857	141,709	9,069	119,349	128,418
Less other expense	—	1,149	1,149	—	(53)	(53)
EBITDA	77,849	75,819	153,668	29,342	87,861	117,203

Share-based compensation	—	3,971	3,971	—	2,906	2,906
Accretion	347	255	602	120	162	282
Other	—	1,027	1,027	—	397	397
Adjusted EBITDA	$78,196	81,072	159,268	29,462	91,326	120,788

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
WIRELINE SEGMENT SUPPLEMENTAL REVENUE SCHEDULES
(Unaudited)
(Amounts in thousands)
	Second Quarter 2014				Second Quarter 2013
		Business	Managed			Business	Managed
	Consumer	Services	Broadband	Total	Consumer	Services	Broadband	Total
Revenues
Wireless	$6,360	789	—	7,149	7,180	764	—	7,944
Data	27,313	35,554	25,608	88,475	24,413	39,394	23,370	87,177
Video	26,871	7,607	—	34,478	27,740	3,467	—	31,207
Voice	8,279	11,359	5,262	24,900	9,141	13,253	5,380	27,774
Total	$68,823	55,309	30,870	155,002	68,474	56,878	28,750	154,102

(Amounts in thousands)
	Second Quarter 2014				First Quarter 2014
		Business	Managed			Business	Managed
	Consumer	Services	Broadband	Total	Consumer	Services	Broadband	Total
Revenues
Wireless	$6,360	789	—	7,149	7,491	745	—	8,236
Data	27,313	35,554	25,608	88,475	26,944	34,840	25,829	87,613
Video	26,871	7,607	—	34,478	27,249	5,152	—	32,401
Voice	8,279	11,359	5,262	24,900	8,445	11,741	5,330	25,516
Total	$68,823	55,309	30,870	155,002	70,129	52,478	31,159	153,766

(Amounts in thousands)
	Six Months Ended June 30, 2014				Six Months Ended June 30, 2013
		Business	Managed			Business	Managed
	Consumer	Services	Broadband	Total	Consumer	Services	Broadband	Total
Revenues
Wireless	$13,851	1,534	—	15,385	13,726	1,443	—	15,169
Data	54,257	70,394	51,437	176,088	48,469	79,530	46,050	174,049
Video	54,120	12,759	—	66,879	55,701	6,592	—	62,293
Voice	16,724	23,100	10,592	50,416	18,671	25,580	10,719	54,970
Total	$138,952	107,787	62,029	308,768	136,567	113,145	56,769	306,481

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
(Unaudited)

				June 30, 2014		June 30, 2014
				as compared to		as compared to
	June 30,	June 30,	March 31,	June 30,	March 31,	June 30,	March 31,
	2014	2013	2014	2013	2014	2013	2014
Wireline Segment
Consumer
Data
Cable modem subscribers	115,600	115,600	116,400	—	(800)	—%	(0.7)%
Video
Basic subscribers	116,300	119,600	118,000	(3,300)	(1,700)	(2.8)%	(1.4)%
Digital programming tier subscribers	65,200	69,500	66,900	(4,300)	(1,700)	(6.2)%	(2.5)%
HD/DVR converter boxes	103,400	89,900	101,200	13,500	2,200	15.0%	2.2%
Homes passed	248,000	245,100	248,000	2,900	—	1.2%	—%
Voice
Local access lines in service	57,700	65,200	59,800	(7,500)	(2,100)	(11.5)%	(3.5)%
Local access lines in service on GCI facilities	53,800	60,800	55,700	(7,000)	(1,900)	(11.5)%	(3.4)%
Business Services
Data
Cable modem subscribers	14,200	14,100	14,000	100	200	0.7%	1.4%
Video
Hotels and mini-headend subscribers	20,600	20,800	17,000	(200)	3,600	(1.0)%	21.2%
Basic subscribers	2,000	2,000	2,000	—	—	—%	—%
Total basic subscribers	22,600	22,800	19,000	(200)	3,600	-0.9%	18.9%
Voice
Local access lines in service	48,200	50,500	48,500	(2,300)	(300)	(4.6)%	(0.6)%
Local access lines in service on GCI facilities	35,000	35,600	35,000	(600)	—	(1.7)%	—%
Consumer and Business Services Combined
Wireless
Consumer Lifeline lines in service	28,200	32,600	29,500	(4,400)	(1,300)	(13.5)%	(4.4)%
Consumer Non-Lifeline lines in service	96,700	92,800	94,400	3,900	2,300	4.2%	2.4%
Business Services Non-Lifeline lines in service	18,500	17,500	18,500	1,000	—	5.7%	—%
Total wireless lines in service	143,400	142,900	142,400	500	1,000	0.3%	0.7%

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
(Unaudited)

				June 30, 2014		June 30, 2014
	Three Months Ended			as compared to		as compared to
	June 30,	June 30,	March 31,	June 30,	March 31,	June 30,	March 31,
	2014	2013	2014	2013	2014	2013	2014
Wireline segment
Consumer
Video
Average monthly revenue per subscriber	$76.49	$76.47	$76.98	$0.02	$(0.49)	—%	(0.6)%

Combined Consumer and Business Services
Data
Average monthly revenue per cable modem subscriber	$76.83	$68.25	$75.93	$8.58	$0.90	12.6%	1.2%

Wireless
Average monthly revenue per subscriber	$49.95	$49.99	$51.48	$(0.04)	$(1.53)	(0.1)%	(3.0)%

General Communication, Inc.
Non-GAAP Financial Reconciliation Schedule
(Unaudited, Amounts in Thousands)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	March 31,	June 30,	June 30,
	2014	2013	2014	2014	2013
Net income	$19,068	4,063	11,742	30,810	7,190
Income tax expense	127	4,158	215	342	7,187
Income before income tax expense	19,195	8,221	11,957	31,152	14,377

Other expense:
Interest expense (including amortization of deferred loan fees)	18,170	17,527	18,211	36,381	34,431
Other	1,049	(53)	97	1,146	(53)
Other expense	19,219	17,474	18,308	37,527	34,378

Operating income	38,414	25,695	30,265	68,679	48,755
Depreciation and amortization expense	43,786	34,396	42,352	86,138	68,395
Other	(1,052)	49	(97)	(1,149)	53

EBITDA (Note 2)	81,148	60,140	72,520	153,668	117,203
Share-based compensation	2,193	1,647	1,778	3,971	2,906
Accretion	301	155	301	602	282
Other	829	197	198	1,027	397
Adjusted EBITDA (Note 1)	$84,471	62,139	74,797	159,268	120,788

Notes:
(1) EBITDA (as defined in Note 2 below) before deducting share-based compensation, accretion expense, net income or loss attributable to non-controlling interests resulting from New Markets Tax Credit transactions, non-cash contribution adjustment, and other non-cash adjustments.

(2) Earnings Before Interest, Taxes, Depreciation and Amortization is the sum of Net Income, Interest Expense (including Amortization of Deferred Loan Fees), Interest Income, Income Tax Expense, and Depreciation and Amortization Expense. EBITDA is not presented as an alternative measure of net income, operating income or cash flow from operations, as determined in accordance with accounting principles generally accepted in the United States of America. GCI's management uses EBITDA to evaluate the operating performance of its business, and as a measure of performance for incentive compensation purposes. GCI believes EBITDA is a measure used as an analytical indicator of income generated to service debt and fund capital expenditures. In addition, multiples of current or projected EBITDA are used to estimate current or prospective enterprise value. EBITDA does not give effect to cash used for debt service requirements, and thus does not reflect funds available for investment or other discretionary uses. EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.